Delaware PAGE 1
The First State

I , JEFFREY W . BULLOCK , SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC . " TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC . " TO "CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC", FILED IN THIS OFFICE ON THE TWENTY -FIFTH DAY OF AUGUST, A.D. 2014, AT 5:43 O ' CLOCK P .M .
AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIRST DAY OF SEPTEMBER, A.D. 2014 , AT 12:01 O 'CLOCK A .M .

//s// Jeffrey W. Bullock
Authentication: 1653323

4481801    8100V

141107485    DATE : 08 -27 -14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division o£ Corporations
Delivered 05:43 PM 08/25/2014 FILED 05:43 PM 08/25/2014
SRV 141107485 - 4481801 FILE

CERTIFICATE OF CONVERSION FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
OF
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC. TO
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC

This Certificate of Conversion to a Limited Liability Company, dated as of August 22, 2014, has been duly executed and is being filed by Closure Systems International Holdings Inc., a Delaware corporation (the "Company"), to convert the Company to a Delaware limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act.

1 .    The Company's name immediately prior to the filing of this Certificate of Conversion to a Limited Liability Company was Closure Systems International Holdings Inc.

2.The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on January 18, 2008 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to a Limited Liability Company.

3.The name of the Delaware limited liability company into which the Company shall be converted as set forth in its Certificate of Formation is Closure Systems International Holdings LLC.

4.The conversion of the Company to the Delaware limited liability company has been approved in accordance with the provisions of Sections 141(f), 228 and 266 of the General Corporation Law of the State of Delaware.

5.The conversion of the Company to the Delaware limited liability company shall be effective at 12:01 am on September 1, 2014.

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IN WITN ESS WHEREOF, the undersigned has executed this Certificate of Conversion to a Limited Liability Company as of the date first-above written.

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.

By://s// Stephanie A.H. Blackman
Name: Stephanie A.H. Blackman
Title: Secretary

Delaware PAGE 2
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF "CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC" FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF AUGUST, A.D. 2014, AT 5:43 O'CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF
THE AFORESAID CERTIFICATE OF FORMATION IS THE FIRST DAY OF SEPTEMBER, A.D. 2014, AT 12:01 O'CLOCK A.M.

//s// Jeffrey W. Bullock
Authentication: 1653323

4481801    8100V

141107485    DATE: 08-27-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State
Dvision o.£Corporations
Delivered 05:43 FM 08/25/2014 FILED 05:43 PM 08/25/2014
SRV 141107485 - 4481801 FILE

CERTIFICATE OF FORMATION OF
CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC

This Certificate of Formation of CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC (the "Company"), dated on the 22 day of August, 2014, is being duly executed and filed by Stephanie A.H. Blackman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C.
§18-101, et seq.).

FIRST. The name of the limited liability company formed is Closure Systems International Holdings LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover DE 19904.

FOURTH. The formation of the limited liability company will be effective at 12:01 am on September 1, 2014.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

[ Remainder of the page intentionally left blank}

By://s// Stephanie A.H.Blackman
Name: Stephanie A.H. Blackman
Authorized Person